Exhibit 99.1

♦ News ♦

FOR IMMEDIATE RELEASE: February 14, 2005

CONTACT:

Hytek Microsystems, Inc.	Natel Engineering Co., Inc.	Financial Relations Board
John F. Cole	Douglas Russell	Laurie Berman
President & CEO	(818) 734-6561	(310) 854-8315
(775) 883-0820

NATEL ENGINEERING AND HYTEK ENTER INTO MERGER AGREEMENT

Carson City, NV – February 14, 2005 - Hytek Microsystems, Inc. (OTC Bulletin Board:HTEK.OB) and Natel Engineering Co., Inc. today announced they have entered into a merger agreement.

Under the terms of the merger agreement, Natel Engineering will pay $2.00 per share for all of the issued and outstanding shares of common stock of Hytek. The transaction is conditioned on obtaining requisite shareholder approval from the shareholders of Hytek, necessary regulatory clearances and other customary closing conditions. Upon closing of the transaction, Hytek will become a subsidiary of Natel Engineering and will no longer be a public company. The companies expect to close the transaction during the second quarter of 2005.

Natel Engineering Co., Inc., founded in 1975, is a major, privately held, independent manufacturer of a wide variety of microelectronic products, providing mid to high volume production to defense, aerospace, fiber optics/optoelectronics, medical, space, RF microwave and telecommunication industries. Natel completed its most recent fiscal year (January 31, 2005) with revenues of approximately $47 million. Natel successfully acquired Power Microelectronics Division from Semtech (1992), Powercube from Unitrode (1994), and Scrantom, Inc. from Solectron (2003). The recent acquisition of Scrantom, located in Costa Mesa, CA, expanded Natel’s capability to support low temperature co-fired ceramic (LTCC) requirements. In January 2005, Natel announced the opening of its new 20,000-square-foot state-of-the-art LTCC and AlN (aluminum nitride) high volume automated ceramic substrate operation, located next to its current microelectronic assembly operation in Chatsworth, CA. Natel holds and maintains industry specific certifications ISO 9001:2000 and MIL-PRF-38534 (DSCC) Class H and K. Natel is headquartered in Chatsworth, CA.

Hytek Microsystems, Inc., founded in 1974, reported revenues of $7.6 million for the nine months ended October 2, 2004 and is headquartered in Carson City, NV. Hytek is a

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Natel Engineering and Hytek Enter Into Merger Agreement

February 14, 2005

manufacturer of microelectronic assemblies with expertise in custom advanced packaging technology used in high density microelectronic applications. Hytek principally serves defense, space, medical and Hi-Rel commercial markets. Hytek holds and maintains industry specific certifications ISO 9001:2000 and MIL PRF-38534 (DSCC) class H and K.

“Hytek is an excellent fit with Natel. Hytek’s complementary engineering strengths, technological and packaging breadth, excellent customer base and location should favorably add to Natel’s core microelectronic business,” said Sudesh Arora, Natel’s President.

Arora also noted that “The acquisition is a solid strategic fit, and with additional investment without the burdens of being a public company, Hytek should be able to profitably grow with its solid customer base.”

John Cole, Hytek’s President and Chief Executive Officer stated, “This transaction provides superior value to our shareholders. We are a natural complement to Natel’s microelectronic business base, and see the merger as enhancing overall new business opportunities and growth prospects.”

The report of independent auditors on Hytek’s financial statements for fiscal 2003 includes an explanatory paragraph indicating there is substantial doubt about Hytek’s ability to continue as a going concern, and it is likely that the auditor’s report on fiscal 2004 (which has not yet been released) will also contain a “going concern” qualification.

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. All forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding the consummation and benefits of the transaction, as well as expectations with respect to future sales, operating efficiencies and product expansion are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Hytek, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect such forward-looking statements include, among other things, overall economic and business conditions, the demand for Hytek’s goods and services, competitive factors in the industries in which Hytek competes, changes in government regulations, and the timing, impact, and other uncertainties of future acquisitions.

Note: News releases and other information regarding Hytek Microsystems can be accessed on the Internet at http://www.hytek.com, or at http://www.frbinc.com.

Additional Information and Where to Find It

Hytek Microsystems, Inc. intends to file a proxy statement in connection with the merger transaction involving Hytek Microsystems, Inc., Natel Engineering Co., Inc. and Natel Merger Sub. Security holders are urged to read the proxy statement regarding the

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Natel Engineering and Hytek Enter Into Merger Agreement

February 14, 2005

proposed merger when it becomes available because it will contain important information about the transaction. The proxy statement will be filed with the Securities and Exchange Commission by Hytek Microsystems, Inc. and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by Hytek Microsystems, Inc. with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. The proxy statement and these other documents may also be obtained for free from Hytek Microsystems, Inc.’s investor relations at http://www.frbinc.com.

Hytek Microsystems, Inc. and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Hytek Microsystems, Inc. with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Hytek Microsystems, Inc.’s Proxy Statement for its 2004 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on May 3, 2004. This document is available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Hytek Microsystems, Inc.’s investor relations at http://www.frbinc.com.

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